UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 19, 2012

Date of Report (Date of earliest event reported)

GALECTIN THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-32877	04-3562325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE

NEWTON, MASSACHUSETTS

02459

(Address of principal executive offices) (Zip Code)

(617) 559-0033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) In a Form 8-K filed on March 1, 2012, Galectin Therapeutics Inc. (the “Company”) reported that it entered into an Amended Employment Agreement with Maureen E. Foley, the Company’s Chief Operating Officer, dated March 1, 2012 (the “March 2012 Agreement”), which superseded the Amended Employment Agreement, dated March 6, 2011, between Ms. Foley and the Company (the “Prior Agreement”). The March 2012 Agreement extended the term of the Prior Agreement from March 6, 2012 to June 30, 2012.

On July 19, 2012, the Company and Ms. Foley entered into an Amended Employment Agreement effective as of July 1, 2012 (the “July 2012 Agreement”), which extended the term of the March 2012 Agreement from June 30, 2012, to September 30, 2012, and, subject to approval of the Compensation Committee of the Company’s Board of Directors, amended the vested stock options held by Ms. Foley to enable exercise for their full term by deleting the requirement that they terminate 90 days after employment unless previously exercised.

The foregoing description of the July 2012 Agreement is a summary only and is qualified by reference to the full text of the July 2012 Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.:

10.1	Amended Employment Agreement entered into July 19, 2012, between Galectin Therapeutics Inc. and Maureen Foley

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALECTIN THERAPEUTICS INC.

By:	/s/ Thomas A. McGauley
Thomas A. McGauley Chief Financial Officer

Date: July 25, 2012

Exhibit Index

10.1	Amended Employment Agreement entered into July 19, 2012, between Galectin Therapeutics Inc. and Maureen Foley